                                                                    Exhibit 4.16

                                                                     [Execution]

                 AMENDMENT NO. 15 TO LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 15 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of September 10, 2007, by and among Handy & Harman, a New York corporation ("Parent"), OMG, Inc., a Delaware corporation formerly known as
Olympic Manufacturing Group, Inc. ("OMG"), Continental Industries, Inc., an
Oklahoma corporation ("Continental"), Maryland Specialty Wire, Inc., a
Delaware corporation ("Maryland Wire"), Handy & Harman Tube Company, Inc., a
Delaware corporation ("H&H Tube"), Camdel Metals Corporation, a Delaware
corporation ("Camdel"), Canfield Metal Coating Corporation, a Delaware
corporation ("Canfield"), Micro-Tube Fabricators, Inc., a Delaware
corporation ("Micro-Tube"), Indiana Tube Corporation, a Delaware corporation
("Indiana Tube"), Lucas-Milhaupt, Inc., a Wisconsin corporation ("Lucas"),
Handy & Harman Electronic Materials Corporation, a Florida corporation ("H&H
Electronic"), Sumco Inc., an Indiana corporation ("Sumco"), OMG Roofing,
Inc., a Delaware corporation ("OMG Roofing" and together with Parent, OMG,
Continental, Maryland Wire, H&H Tube, Camdel, Canfield, Micro-Tube, Indiana
Tube, Lucas, H&H Electronic and Sumco, each individually, a "Borrower" and collectively, "Borrowers"), Handy & Harman of Canada, Limited, an Ontario
corporation ("H&H Canada"), ele Corporation, a California corporation
("ele"), Alloy Ring Service Inc., a Delaware corporation ("Alloy"), Daniel
Radiator Corporation, a Texas corporation ("Daniel"), H&H Productions, Inc., a Delaware corporation ("H&H Productions"), Handy & Harman Automotive Group,
Inc., a Delaware corporation ("H&H Auto"), Handy & Harman International,
Ltd., a Delaware corporation ("H&H International"), Handy & Harman Peru,
Inc., a Delaware corporation ("H&H Peru"), KJ-VMI Realty, Inc., a Delaware corporation ("KVR"), Pal-Rath Realty, Inc., a Delaware corporation
("Pal-Rath"), Platina Laboratories, Inc., a Delaware corporation ("Platina"),
Sheffield Street Corporation, a Connecticut corporation ("Sheffield"), SWM,
Inc., a Delaware corporation ("SWM"), Willing B Wire Corporation, a Delaware corporation ("Willing" and together with H&H Canada, ele, Alloy, Daniel, H&H
Productions, H&H Auto, H&H International, H&H Peru, KVR, Pal-Rath, Platina,
Sheffield and SWM, each individually, a "Guarantor" and collectively,
"Guarantors"), Wachovia Bank, National Association, a national banking association that is successor by merger to Congress Financial Corporation, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined)
acting for the financial institutions party thereto as lenders (in such capacity, together with its successors and assigns, "Agent"), and the financial institutions party thereto as lenders (collectively, "Lenders").

                              W I T N E S S E T H:

      WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders)
have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Loan and
Security Agreement, dated March 31, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Consent and Amendment No. 1 to Loan and Security
Agreement, dated as of August 31, 2004, Amendment No. 2 to Loan and Security
Agreement, dated as of October 29, 2004, Amendment No. 3 to Loan and Security
Agreement, dated as of December 29, 2004, Amendment No. 4 to Loan and Security
Agreement, dated as of May 20, 2005, Amendment No. 5 to Loan and Security
Agreement, dated as of September 8, 2005, Amendment No. 6 and Waiver to Loan and
Security Agreement, dated as of December 29, 2005, Consent and Amendment No. 7 to Loan and Security Agreement, dated as of January 24, 2006, Consent and
Amendment No. 8 to Loan and Security Agreement, dated as of March 31, 2006,
Amendment No. 9 to Loan and Security Agreement, dated as of July 18, 2006,
Amendment No. 10 to Loan and Security Agreement, dated as of October 30, 2006,
Amendment No. 11 and Waiver to Loan and Security Agreement, dated as of December
28, 2006, Amendment No. 12 and Consent to Loan and Security Agreement, dated as of December 28, 2006, Amendment No. 13 and Waiver to Loan and Security
Agreement, dated as of March 29, 2007, and Amendment No. 14 to Loan and Security
Agreement, dated as of July 20, 2007 (as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the
Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

      WHEREAS, Borrowers have requested that Agent and Lenders make certain amendments to the Loan Agreement and the other Financing Agreements, and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

      WHEREAS, by this Amendment, Borrowers, Guarantors, Agent and Lenders desire and intend to evidence such amendments;

      NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

      1. DEFINITIONS.

            (a) ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following:

                  (i) "Amendment No. 15" shall mean this Amendment No. 15 to
Loan and Security Agreement by and among Borrowers, Guarantors, Agent and
Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (ii) "Amendment No. 15 Effective Date" shall mean the first date on which all of the conditions precedent to the effectiveness of Amendment
No. 15 shall have been satisfied or shall have been waived by Agent.

                  (iii) "PBGC Security Agreements" shall mean, collectively, the
PBGC Second Priority Security Agreement, the PBGC Fourth Priority Security
Agreement, and all other security agreements, guarantees, or other documents and instruments at any time executed and/or delivered by any Borrower or Guarantor with, to or in favor of the PBGC, the WHX Plan or their respective subrogees in connection therewith or related thereto which secure the PBGC Debt, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

            (b) AMENDMENTS TO DEFINITIONS.

                  (i) BORROWING BASE. The first sentence of the definition of
"Borrowing Base" in Section 1.11 of the Loan Agreement is hereby amended by deleting such sentence in its entirety and replacing it with the following:

                  "1.11 `Borrowing Base' shall mean, at any time, the amount equal to:

                        (a) the sum of:

                              (i) eighty-five (85%) percent of the Eligible
                  Accounts, PLUS

                              (ii) the lesser of: (A) $30,000,000 and (B) the
                  sum of (1) the lesser of (x) sixty-five (65%) percent
                  multiplied by the Value of the Eligible Inventory (other than
                  Precious Metals Inventory) of the Non-Precious Metals
                  Borrowing Base Parties or (y) eighty-five (85%) percent of the
                  Net Recovery Percentage multiplied by the Value of such
                  Eligible Inventory of the Non-Precious Metals Borrowing Base
                  Parties, PLUS (2) the lesser of (x) the sum of (aa) sixty-five
                  (65%) percent multiplied by the Value of the Eligible
                  Inventory (other than Precious Metals Inventory) of the
                  Precious Metals Borrowing Base Parties and (bb) eighty (80%)
                  percent multiplied by the Value of the Eligible Inventory
                  consisting of Precious Metals Inventory and Eligible Consigned
                  Precious Metals Inventory of Parent and the Precious Metals
                  Borrowing Base Parties or (y) eighty-five (85%) percent of the
                  Net Recovery Percentage multiplied by the Value of such
                  Eligible Inventory and Eligible Consigned Precious Metals
                  Inventory of Parent and the Precious Metals Borrowing Base
                  Parties, MINUS,

                        (b)  Reserves."

                  (ii) EXCESS AVAILABILITY. The definition of "Excess
Availability" in Section 1.46 of the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

                  "1.46 `Excess Availability' shall mean the amount, as
            determined by Agent, calculated at any date, equal to: (a) the lesser of (i) the Borrowing Base (after giving effect to any
            Reserves other than any Reserves in respect of Letter of Credit
            Accommodations) and (ii) the Revolving Loan Limit, MINUS (b) the sum
            of: (i) the amount of all then outstanding and unpaid Obligations

            (but not including for this purpose the then outstanding aggregate principal amount of the Term Loans, the Equipment Purchase Term
            Loans, the Supplemental Term Loans, the Term B Loan or any
            outstanding Letter of Credit Accommodations), PLUS (ii) the amount of all Reserves then established in respect of Letter of Credit
            Accommodations, PLUS (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of
            Borrowing Base Parties which are outstanding more than sixty (60)
            days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrowing Base Parties in good faith), PLUS (iv) without duplication, the amount of checks issued by Borrowing Base Parties to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by Borrowing Base Parties in good faith), but not yet sent, PLUS (v) the difference (if positive) between (A) the aggregate amount of the proceeds of the loans or advances which have been received by Parent from Tranche B Term Loan Lenders under
            Section 9.9(f) hereof on or after the Amendment No. 14 Effective
            Date for purposes of the loans or advances permitted to be made by
            Parent to WHX pursuant to Section 9.10(l) hereof or the
            distributions permitted to be made by Parent to WHX pursuant to
            Sections 9.11(e) hereof and which have not been provided by Parent to WHX in the form of loans or advances pursuant to Sections 9.10(l)
            hereof or distributions pursuant to Sections 9.11(e) hereof, and (B)
            the Parcel Sale Reserve Amount."

                  (iii) TERM B LOAN LENDER. The definition of "Term B Loan
Lender" in the Loan Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following:

                  "Term B Loan Lender" shall mean, collectively, Ableco Finance
            LLC, a Delaware limited liability company, Fortress Credit Funding
            III LP, Fortress Credit Funding II LP, Fortress Credit Funding IV LP
            and Fortress Credit Opportunities II LP, and the other lenders who are from time to time parties to the Loan Agreement as Term B Loan lenders, and their respective successors and assigns."

            (c) INTERPRETATION. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

      2. SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Section 9.7(b)
of the Loan Agreement is hereby amended by inserting the following new subsections (vii) and (viii) immediately prior to the period at the end of such
Section:

                  "(vii) the sale by Sumco, Canfield, Lucas, H&H Tube or H&H
            Canada of the fee-owned Real Properties of such Borrowers and
            Guarantors located in Indianapolis, Indiana, Canfield, Ohio, Cudahy,
            Wisconsin, Norristown, Pennsylvania and Rexdale, Ontario,
            respectively, PROVIDED, THAT, as to any such sale, each of the following conditions is satisfied as determined by Agent in good faith: (A) such sale shall be on terms and conditions satisfactory to and approved in writing by Agent, Term B Loan Lender and the
            Required Lenders; (B) the Net Cash Proceeds payable or deliverable to Borrowers and Guarantors in respect of any such sale shall be promptly applied to the Obligations in accordance with Section
            2.4(c) hereof, and (C) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; and

                  (viii) the sale of all or substantially all of the Capital
            Stock or the assets and properties of Sumco or Canfield, provided,
            THAT, as to any such sale, each of the following conditions is satisfied as determined by Agent in good faith: (A) such sale shall be on terms and conditions satisfactory to and approved in writing by Agent, Term B Loan Lender and the Required Lenders; (B) the Net
            Cash Proceeds payable or deliverable to Borrowers in respect of any such sale shall be promptly applied to the Obligations in accordance with Section 2.4(c) hereof, and (C) as of the date of any such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing."

      3. INDEBTEDNESS.

         (a) Section 9.9(f)(i) of the Loan Agreement is hereby amended by deleting the reference to "$97,015,797" and replacing it with "$105,015,797".

         (b) Section 9.9(f) of the Loan Agreement is hereby further amended by deleting the phrase "as in effect on the Amendment No. 14 Effective Date" from each place it appears in such Section and replacing it with "as in effect on the
Amendment No. 15 Effective Date".

      4. LOANS, INVESTMENTS, ETC. Section 9.10(j) of the Loan Agreement is
hereby amended by deleting such Section in its entirety and replacing it with the following:

                  "(j) an unsecured loan by Parent to WHX on or after the
            Amendment No. 15 Effective Date in an amount not to exceed
            $13,100,000, the proceeds of which shall be used by WHX solely to make a contribution to the WHX Plan for among other things, the reduction of the Waiver Amount, and other unsecured loans by Parent to WHX on or after the Amendment No. 15 Effective Date, the proceeds of which other loans shall be used by WHX solely to make other contributions to the WHX Plan so long as the aggregate amount of any such other loans do not exceed the amount required to be contributed to the WHX Plan as of the date any such other loan is made,
            PROVIDED, THAT, (i) within thirty (30) days after the end of each fiscal month, Parent shall provide to Agent a report in form and substance satisfactory to Agent of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any payments received during the immediately preceding month, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument unless the single original of such note or other instrument shall be promptly delivered to Agent to hold as part of the Collateral, with such endorsements and/or assignments by WHX as Agent may require, (iii)
            as of the date of any such loan and after giving effect thereto,
            Parent shall be Solvent, (iv) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (v) the average Excess
            Availability for the thirty (30) consecutive days immediately preceding any such loan shall not have been less than $5,000,000, and (vi) on the date of any such loan and after giving effect thereto, Excess Availability shall not be less than $4,000,000;
            and".

      5. CONDITIONS PRECEDENT. The provisions contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

            (a) Agent shall have received this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors, Term B Loan Lender and the
Required Lenders;

            (b) Agent shall have received, in form and substance satisfactory to
Agent, evidence that Parent shall have received in immediately available funds
$8,000,000 representing the proceeds of new loans made by Tranche B Term Loan
Lenders on the date hereof pursuant to the Tranche B Term Loan Agreement as permitted under Section 9.9(f) of the Loan Agreement, which funds shall be used solely to make the loans by Parent to WHX permitted under Section 9.10(j) of the
Loan Agreement;

            (c) Agent shall have received, in form and substance satisfactory to
Agent, Amendment No. 1 to the Subordination Agreement, duly authorized, executed and delivered by Tranche B Term Loan Agent and acknowledged by Borrowers and
Guarantors, which amendment shall be in full force and effect;

            (d) Agent shall have received, in form and substance satisfactory to
Agent, a true, correct and complete copy of Amendment No. 12 to Loan and
Security Agreement (the "Tranche B Amendment"), duly authorized, executed and delivered by Tranche B Term Loan Agent, the lenders party thereto, Borrowers and
Guarantors, which shall be in full force and effect;

            (e) Agent shall have received, in form and substance satisfactory to
Agent, a true and correct copy of any consent, waiver or approval to or of this
Amendment or any other Amendment Documents (as hereinafter defined) which any
Borrower or Guarantor is required to obtain from any other Person; and

            (f) no Default or Event of Default shall exist or have occurred and be continuing.

      6. REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Borrower and Guarantor
hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which representations and warranties are a continuing condition of the making of
Loans and providing Letter of Credit Accommodations to Borrowers:

            (a) Promptly following the Amendment No. 15 Effective Date,
Borrowers shall cause the WHX Plan's enrolled actuary to prepare and deliver to
Agent, Term Loan Lender and the PBGC a written certification that the Waiver
Amount has been reduced to zero (the "Actuary Certification");

            (b) Upon the delivery of the Actuary Certification to the PBGC,
Borrowers (i) shall request the PBGC to acknowledge its agreement with the
Actuary Certification that the PBGC Debt (including each of the Waiver Amount and the Termination Amount) has been reduced to zero in accordance with the terms of the PBGC Settlement Agreement, and (ii) shall request the PBGC (A) to promptly deliver to WHX, Parent and Agent, in form and substance satisfactory to
Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the repayment in full of the PBGC Debt and the termination of the PBGC Security Agreements and the termination and release by the PBGC of any security interest in and lien upon any assets and properties of any Borrower and Guarantor created pursuant to the PBGC Security Agreements, each of which shall duly authorized, executed and delivered by the PBGC, including, but not limited to, (x) UCC financing statement amendments providing for the termination of all UCC financing statements previously filed by the
PBGC, as secured party, and any Borrower or Guarantor, as debtor; and (y)
satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of the PBGC, in form acceptable for recording with the appropriate Governmental Authority, and (B) to take such other and further actions and to execute and deliver such other and further documents and instruments as may be necessary and reasonably requested by WHX or
Agent in order to effect or evidence more fully the matters described in clause
(ii)(A) above;

            (c) each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a Material
Adverse Effect;

            (d) this Amendment, each other agreement or instrument to be executed and delivered by Borrowers and Guarantors in connection herewith
(collectively, together with this Amendment, the "Amendment Documents"), have been duly authorized, executed and delivered by all necessary action on the part of each of the Borrowers and Guarantors which is a party hereto and thereto and, if necessary, their respective stockholders and is in full force and effect as of the Amendment No. 15 Effective Date, and the agreements and obligations of each of the Borrowers and Guarantors contained herein and therein constitute the legal, valid and binding obligations of each of the Borrowers and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles;

            (e) the execution, delivery and performance of this Amendment and the other Amendment Documents, (i) are all within each Borrower's and
Guarantor's corporate powers and (ii) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate or articles of incorporation, by laws, or other organizational documentation, or any indenture, agreement or undertaking (including, without limitation, the Tranche B Term Loan Agreement and the PBGC Agreements) to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound;

            (f) neither the execution and delivery of this Amendment and the other Amendment Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof (i) has resulted in or shall result in the creation or imposition of any Lien upon any of the Collateral, except in favor of Agent, or as expressly permitted by
Section 9.8 of the Loan Agreement, (ii) has resulted in or shall result in the incurrence, creation or assumption of any Indebtedness of any Borrower or
Guarantor, except as expressly permitted under Section 9.9 of the Loan
Agreement; (iii) has violated or shall violate any applicable laws or regulations or any order or decree of any court or Governmental Authority in any respect; (iv) does or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which any Borrower or Guarantor is a party or may be bound (including without limitation the Tranche B Term Loan
Agreement and the PBGC Agreements), and (v) violates or shall violate any provision of the Certificate of Incorporation or By-Laws of any Borrower or
Guarantor;

            (g) No action of, or filing with, or consent of any Governmental
Authority, and no approval or consent of any other third party that has not been obtained, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and the other
Amendment Documents;

            (h) all of the representations and warranties set forth in the Loan
Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the Amendment No. 15 Effective
Date as if made on the Amendment No. 15 Effective Date, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

            (i) the Tranche B Amendment has been executed and delivered by all parties thereto and is in full force and effect; and

            (j) as of the date of this Amendment and after giving effect hereto, no Default or Event of Default exists or has occurred and is continuing.

      7. GENERAL RELEASE. Each Borrower and Guarantor may have certain Claims
(as hereinafter defined) against the Released Parties (as hereinafter defined)
regarding or relating to the Loan Agreement or the other Financing Agreements.
Agent, Lenders, Borrowers and Guarantors desire to resolve each and every one of such Claims in conjunction with the execution of this Amendment and thus each
Borrower and Guarantor makes the release contained in this Section. In consideration of Agent's and Lenders' entering into this Amendment and agreeing to the substantial concessions as set forth herein, each Borrower and Guarantor hereby fully and unconditionally releases and forever discharges Agent and each
Lender and their respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this
Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which such
Borrower or Guarantor has, had, claims to have had or hereafter claims to have against the Released Parties by reason of any act or omission on the part of the
Released Parties, or any of them, occurring prior to the date on which this
Amendment is executed, including on account of or in any way affecting, concerning or arising out of or founded upon this Amendment up to and including the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed, including the administration or enforcement of the Loans, the
Obligations, the Loan Agreement or any of the other Financing Agreements
(collectively, all of the foregoing are the "Claims"). Each Borrower and
Guarantor represents and warrants that it has no knowledge of any claim by it against the Released Parties or of any facts or acts or omissions of the
Released Parties which on the date hereof would be the basis of a claim by such
Borrower or Guarantor against the Released Parties which is not released hereby.
Each Borrower and Guarantor represents and warrants that the foregoing constitutes a full and complete release of all Claims.

      8. EFFECT OF THIS AGREEMENT. Except as expressly amended or waived pursuant hereto, no other changes, waivers or modifications to the Financing
Agreements are intended or implied, and in all other respects the Financing
Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the Amendment No. 15 Effective Date. To the extent that any provision of the Loan Agreement or any of the other Financing Agreements are inconsistent with the provisions of this Amendment, the provisions of this
Amendment shall control.

      9. FURTHER ASSURANCES. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be requested by
Agent to effectuate the provisions and purposes hereof.

      10. GOVERNING LAW. The validity, interpretation and enforcement of this
Amendment and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

      11. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      12. HEADINGS. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

      13. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

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                                       10

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first above written.

                                 AGENT

                                 WACHOVIA BANK, NATIONAL ASSOCIATION, as
                                 Agent

                                 By: /s/ Sang H. Kim
                                    --------------------------------------------

                                 Title: Vice President
                                       -----------------------------------------

                                 LENDERS

                                 WACHOVIA BANK, NATIONAL ASSOCIATION

                                 By: /s/ Sang H. Kim
                                    --------------------------------------------

                                 Title: Vice President
                                       -----------------------------------------

                                 TEXTRON FINANCIAL CORPORATION

                                 By: /s/ Norbert Schmidt
                                    --------------------------------------------

                                 Title: Sr. Account Executive
                                       -----------------------------------------

                                 BANK OF AMERICA, N.A.

                                 By: /s/ Cynthia G. Stannard
                                    --------------------------------------------

                                 Title: Sr. Vice President
                                       -----------------------------------------

                                 ABLECO FINANCE LLC

                                 By: /s/ Dan Wolf
                                    --------------------------------------------

                                 Title: Sr. Vice President
                                       -----------------------------------------

                                 FORTRESS CREDIT FUNDING III LP

                                 By:  Fortress Credit Funding III GP LLC,
                                      its General Partner

                                 By: /s/ Constantine Dakolias
                                    --------------------------------------------

                                 Title: Chief Credit Officer
                                       -----------------------------------------

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                                 FORTRESS CREDIT FUNDING II LP

                                 By:  Fortress Credit Funding II GP LLC, its
                                      General Partner

                                 By: /s/ Constantine Dakolias
                                    --------------------------------------------

                                 Title: Chief Credit Officer
                                       -----------------------------------------

                                 FORTRESS CREDIT FUNDING IV LP

                                 By:  Fortress Credit Funding IV GP LLC, its
                                      General Partner

                                 By: /s/ Constantine Dakolias
                                    --------------------------------------------

                                 Title: Chief Credit Officer
                                       -----------------------------------------

                                 FORTRESS CREDIT OPPORTUNITIES II LP

                                 By: Fortress Credit Opportunities II GP LLC,
                                     its General Partner

                                 By: /s/ Constantine Dakolias
                                    --------------------------------------------

                                 Title: Chief Credit Officer
                                       -----------------------------------------

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                                 BORROWERS

                                 HANDY & HARMAN

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & CEO
                                       -----------------------------------------

                                 OMG, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CONTINENTAL INDUSTRIES, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 MARYLAND SPECIALTY WIRE, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN TUBE COMPANY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CAMDEL METALS CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 CANFIELD METAL COATING CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

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                                 MICRO-TUBE FABRICATORS, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 INDIANA TUBE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 LUCAS-MILHAUPT, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN ELECTRONIC MATERIALS
                                 CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SUMCO INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 OMG ROOFING, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

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                                 GUARANTORS
                                 HANDY & HARMAN OF CANADA, LIMITED

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 ELE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 ALLOY RING SERVICE INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 DANIEL RADIATOR CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 H&H PRODUCTIONS, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN AUTOMOTIVE GROUP, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 HANDY & HARMAN INTERNATIONAL, LTD.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

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                                 HANDY & HARMAN PERU, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 KJ-VMI REALTY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 PAL-RATH REALTY, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 PLATINA LABORATORIES, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SHEFFIELD STREET CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 SWM, INC.

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------

                                 WILLING B WIRE CORPORATION

                                 By: /s/ Robert K. Hynes
                                    --------------------------------------------

                                 Title: VP & Treasurer
                                       -----------------------------------------